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ON SEMICONDUCTOR CORPORATION
2000 EMPLOYEE STOCK PURCHASE PLAN
STATEMENT OF OPERATIONS AND CHANGES IN PLAN EQUITY

                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-34130, filed April 4, 2000 and No. 333-71336, filed October 10, 2001) of ON Semiconductor Corporation of our report dated August 7, 2002 relating to the financial statements of ON Semiconductor Corporation 2000 Employee Stock Purchase Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Phoenix, Arizona
August 29, 2002

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